UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/20/2008

HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13790

Delaware	76-0336636
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)

713-690-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Thomas M. Hamilton, 65, was elected to our Board of Directors on November 20, 2008, and will serve on the Compensation and Nominating & Corporate Governance Committees. Mr. Hamilton has been Co-owner of Medora Investments, a private investment firm, since April 2003. He served as the Chairman, President and Chief Executive Officer of EEX Corporation from January 1997 until his retirement in November 2002. Previously, Mr. Hamilton has held various executive positions at other oil and gas companies, including Pennzoil, BP and Exxon. Mr. Hamilton serves on the Board of Directors of FMC Technologies, Inc. (NYSE symbol: FTI), Hercules Offshore, Inc. (Nasdaq symbol: HERO) and Methanex Corporation (Nasdaq global market symbol: MEOH).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.

Date: November 25, 2008	By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President & General Counsel